UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2010

FIRST GUARANTY BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Louisiana	000-52748	26-0513559
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 East Thomas Street, Hammond, Louisiana	70401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                     (985) 345-7635

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2010, the Board of Directors of First Guaranty Bancshares, Inc. (the “Company”) appointed Sandra C. Ramsey to the Company’s Board of Directors effective December 16, 2010.  Ms. Ramsey is Senior Vice President of Finance and Treasurer of Acosta, Inc., a company located in Jacksonville, Florida that advises and assists financial institutions in their investments and capital management.  Until 2009, Ms. Ramsey was a director of Abigail Adams National Bancorp, Inc.  Ms. Ramsey has been appointed to the Company’s audit committee where she serves as the audit committee financial expert.

There were no understandings or arrangements with any person regarding Ms. Ramsey’s appointment to the Board.  She has not participated in any transactions with the Company that, in the aggregate, exceed $120,000.  Ms. Ramsey is the beneficial owner of 500 shares of Company common stock.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.
(b)	Pro forma financial information. Not Applicable.
(c)	Shell company transactions: None
(d)	Exhibits.None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.
DATE: March 29, 2011	By:	/s/ Alton B. Lewis, Jr.
Alton B. Lewis, Jr.
Vice Chairman of the Board and Chief Executive Officer